Exhibit 107
Calculation of Filing Fee Tables
F-4
(Form Type)
Sayona Mining Limited
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares	457(c) 457(f)(1)	11,700,000,000	N/A	$147,415,562.96	0.00015310	$22,569.33
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$147,415,562.96		$22,569.33
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$22,569.33

(1)
Represents the estimated maximum number of ordinary shares of Sayona Mining Limited, including those underlying American depositary shares, issuable upon the completion of the merger described in the prospectus. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of the registrant as may be issuable as a result of stock splits, stock dividends or similar transactions. The American depositary shares issuable upon completion of the merger described in the prospectus have been or will be registered under a separate registration statement on Form F-6.

(2)
Pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, the proposed maximum aggregate offering price is equal to the product of (a) $6.64, the average of the high and low prices per share of Piedmont Lithium Inc. common stock, $0.0001 par value per share (“Piedmont common stock”), as reported on the New York Stock Exchange on April 21, 2025, and (b) 22,201,139, the estimated maximum number of shares of Piedmont common stock that may be exchanged for the securities being registered.

(3)
The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.